UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 15, 2008



                            MDU Resources Group, Inc.
             (Exact name of registrant as specified in its charter)


            Delaware                     1-3480                  41-0423660
(State or other jurisdiction of        (Commission            (I.R.S. Employer
         incorporation)               File Number)           Identification No.)


                            1200 West Century Avenue
                                  P.O. Box 5650
                        Bismarck, North Dakota 58506-5650
                    (Address of principal executive offices)
                                   (Zip Code)

        Registrant's telephone number, including area code (701) 530-1000



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b)
    under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of David L. Goodin
------------------------------

     As previously disclosed in a Form 8-K filed on January 22, 2008, Bruce T. Imsdahl, Chief Executive Officer of Montana-Dakota Utilities Co. ("Montana-Dakota") and Great Plains Natural Gas Co. ("Great Plains"), which are both utility divisions of MDU Resources Group, Inc. (the "Company"), and Cascade Natural Gas Co. ("Cascade"), a subsidiary of the Company, announced that he is retiring effective as of the end of the day June 5, 2008.

     On May 15, 2008, the Board of Directors of the Company (the "Board") appointed David L. Goodin, age 46, to succeed Mr. Imsdahl as Chief Executive Officer of Montana-Dakota, Great Plains and Cascade effective June 6, 2008. Mr. Goodin will continue as president of the three utilities.

     Mr. Goodin has served as the President of Montana-Dakota and Great Plains since March 2008 and the President of Cascade since July 2007, when Cascade was acquired by the Company. From January 2007 to July 2007, Mr. Goodin was Executive Vice President of Operations and Acquisitions of Montana-Dakota. Prior to that, Mr. Goodin was Vice President of Operations of Montana-Dakota from 2000 to January 2007.

     Consistent with its arrangements with other Company executive officers, the Company intends to enter into a Change of Control Employment Agreement with Mr. Goodin on or after June 10, 2008 that provides certain protections to its executive officers in the event there is a change of control of the Company. For further information on the terms of these agreements with Mr. Goodin and other Company executive officers, please refer to the "Change of Control Employment Agreements" section below and to the revised form of Change of Control Employment Agreement filed as Exhibit 10.1 hereto.

Change of Control Employment Agreements
---------------------------------------

     On May 14, 2008, the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") recommended, and on May 15, 2008 the Board approved, a revised form of Change of Control Employment Agreement (the "Agreement") primarily to address changes in applicable tax laws under Section 409A and Section 162(m) of the Internal Revenue Code of 1986, as amended. The Agreement is filed as Exhibit 10.1 hereto.

     The Committee and the Board approved entering into the Agreement on or after June 10, 2008 with Terry D. Hildestad, President and Chief Executive Officer, Vernon A. Raile, Executive Vice President, Treasurer and Chief Financial Officer, William E. Schneider, President and Chief Executive Officer of Knife River Corporation, and John G. Harp, President and Chief Executive Officer of MDU Construction Services Group, Inc., each of whom was a named executive officer in the Company's proxy statement for the 2008 Annual Meeting of Stockholders, as well as with other executive officers of the Company. The executive officers who will be parties to an Agreement are listed on Exhibit
10.2 hereto. The Agreement will


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supersede any prior change of control employment agreement between the executive officer and the Company.

     The Agreement provides certain protections to the executive officers in the event there is a change of control of the Company. "Change of control" is defined as:

     o the acquisition by an individual, entity or group of 20% or more of the Company's outstanding voting securities

     o a turnover in a majority of the Company's board of directors without the approval of a majority of the members of the board who were members of the board as of the agreement date or whose election was approved by such board members

     o consummation of a merger or consolidation or sale or other disposition of all or substantially all of the Company's assets, unless the Company's stockholders immediately prior to the transaction beneficially own more than 60% of the outstanding shares and voting power of the resulting corporation after the merger or the corporation that acquires the Company's assets, as the case may be or

     o    stockholder approval of the Company's liquidation or dissolution.

     If a change of control occurs, the Agreement provides for a three-year employment period beginning on the date of the change of control, during which the executive officer is entitled to receive:

     o a base salary not less than twelve times the highest monthly salary paid within the preceding twelve months

     o an opportunity to earn an annual incentive award not less than the highest annual incentive award paid in any of the three full fiscal years before the change of control

     o participation in the Company's incentive, savings, retirement and welfare benefit plans and

     o fringe benefits such as reasonable vehicle allowance, home office allowance and subsidized annual physical examination.

     The Agreement also provides that severance payments and benefits will be provided if:

     o the executive officer's employment is terminated during the employment period, other than for cause, and not due to death or disability or

     o    the executive officer resigns for good reason.


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     "Cause" is defined as the executive officer's willful and continued failure to substantially perform his duties or willfully engaging in illegal conduct or gross misconduct materially injurious to the Company.

     "Good reason" is defined as the occurrence of any of the following events without the executive officer's written consent:

     o a material diminution of the executive officer's authority, duties or responsibilities

     o a material change in the geographic location at which the executive officer must perform services or

     o any action or inaction that constitutes a material breach by the Company of the Agreement, including any failure by the Company to comply with and satisfy its obligation to require any successor to all or substantially all of the Company's business and/or assets to assume and agree to perform the Agreement.

Good reason no longer includes a resignation for any reason during the 30-day period beginning on the first anniversary of the change of control, commonly referred to as a "13th month trigger."

     None of these events constitutes "good reason" unless the executive officer gives written notice to the Company, specifying the event relied upon for such termination within 90 days after the occurrence of such event, and the Company has not remedied the event within 30 days of receipt of such notice.

     In the event that an executive officer resigns for good reason or the executive officer's employment is terminated during the employment period other than for cause, and not due to death or disability, the executive officer will receive:

     o accrued but unpaid base salary, a pro-rated annual incentive for the year of termination and accrued but unused vacation

     o a lump sum payment equal to three times his (a) annual salary using the higher of the then current annual salary or twelve times the highest monthly salary paid within the twelve months before the change of control and (b) annual incentive using the highest annual incentive paid in any of the last three full fiscal years before the change of control or, if higher, the annual incentive for the most recently completed fiscal year

     o an amount equal to the excess of (a) the actuarial equivalent of the benefit under the Company's non-qualified defined benefit retirement plans that the executive would receive if employment continued for an additional three years over (b) the actuarial equivalent of the actual benefit paid or payable under these plans

     o    outplacement benefits


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     o    any other amounts or benefits, to the extent not yet paid or provided at the time of the executive officer's termination of employment, required to be paid or provided pursuant to any plan or agreement of the Company and

     o a payment, which, before reduction for taxes, is equal to any federal excise tax on excess parachute payments. This payment will not be made if the total parachute payments are less than or equal to 110% of the safe harbor amount for that tax. In that case, the executive officer's payments and benefits would be reduced to avoid the tax. Previously, this tax reimbursement payment also applied to the taxes attributable to the reimbursement payment, making the executive officer whole for the excise tax on the parachute payments and the income and excise taxes on the reimbursement payment. This provision was modified to provide for a sharing of the taxes. Now, the executive officer will not be reimbursed for income or excise taxes imposed on the tax reimbursement payment, which means the executive officer will be responsible for satisfying those taxes. This will significantly reduce the amount of the reimbursement payment the Company would be required to make.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

     (d)  Exhibits.

     Exhibit Number     Description of Exhibit

     10.1 Form of Change of Control Employment Agreement, as amended May 15, 2008

     10.2               MDU Resources Group, Inc. Executive Officers
                        Revised Change of Control Employment Agreement Chart


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  May 20, 2008

                                     MDU Resources Group, Inc.

                                     By:   /s/ Paul K. Sandness
                                           -------------------------------------
                                           Paul K. Sandness
                                           General Counsel and Secretary



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                                  EXHIBIT INDEX

Exhibit Number          Description of Exhibit

10.1 Form of Change of Control Employment Agreement, as amended May 15, 2008

10.2                    MDU Resources Group, Inc. Executive Officers
                        Revised Change of Control Employment Agreement Chart